As filed with the Securities and Exchange Commission on July 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baozun Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Building No. H, No. 1188 Wanrong Road

Zhabei District, Shanghai 200436

The People’s Republic of China

Telephone number: +86 21 6095-6000

(Address of principal executive offices and zip code)

2014 Share Incentive Plan

2015 Share Incentive Plan

(Full title of the plans)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(Name and address of agent for service)

+1 212-750-6474

(Telephone number, including area code, of agent for service)

Copies to:

Karen M. Yan, Esq.

Fenwick & West LLP

Kerry Parkside Office, Unit 908

No. 1155 Fangdian Road

Pudong, Shanghai, 201204

People’s Republic of China

+ 86 21 8017-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A ordinary shares, $0.0001 par value per share (3)	70,000 shares	$0.0001(4)	$7.00
Class A ordinary shares, $0.0001 par value per share (3)	14,773,613 shares	$0.0136(4)	$200,921.14
Class A ordinary shares, $0.0001 par value per share (3)	1,780,482 shares	$1.5000(4)	$2,670,723.00
Class A ordinary shares, $0.0001 par value per share (3)	2,008,040 shares	$2.8679(4)	$5,758,857.92
Class A ordinary shares, $0.0001 par value per share (3)	1,699,332 shares	$2.7150(6)	$4,613,686.38
Class A ordinary shares, $0.0001 par value per share (3)	4,400,000 shares(5)	$2.7150(6)	$11,946,000.00
Total	24,731,467 shares	—	$25,190,195.44	2,927.10

(1)	Represents class A ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the 2014 Share Incentive Plan (the “2014 Plan”) and the 2015 Share Incentive Plan (the “2015 Plan”) of Baozun Inc. (the “Registrant”). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover an indeterminate number of additional class A ordinary shares that become issuable under the 2014 Plan and the 2015 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.
(2)	These shares are offered under awards (including share options) granted or to be granted under the 2014 Plan and the 2015 Plan. The proposed maximum offering price per ordinary share and the proposed maximum aggregate offering price have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.
(3)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-204030).
(4)	These shares are issuable upon exercise of outstanding options granted under the 2014 Plan, and the proposed maximum offering price per share represents the exercise price of these options.
(5)	If on December 31, 2015, the unissued shares reserved under the 2015 Plan account for less than 2% of the then total issued and outstanding shares on an as-converted basis, then on January 1, 2016 the number of shares reserved for future issuances under the 2015 Plan shall be increased to 2% of the then total issued and outstanding shares.
(6)	These shares are reserved for future award grants under the 2014 Plan and the 2015 Plan, and the proposed maximum offer price per share represents the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on July 27, 2015.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows the Registrant to incorporate by reference the information the Registrant files with it, which means that the Registrant can disclose important information by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the following documents it has filed, or may file, with the Commission:

(a)	The Registrant’s prospectus filed with the Commission on May 21, 2015 pursuant to Rule 424(b)(4) under the Securities Act (Registration No. 333-203477); and

(b)	The description of the Company’s class A ordinary shares incorporated by reference in the Company’s registration statement on Form 8-A (File No. 001-37385) filed with the Commission on May 11, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

In addition, this Registration Statement will incorporate by reference all documents the Registrant files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this Registration Statement from the respective dates the Registrant files them. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Fourth Amended and Restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred or sustained by them in their capacities as such, except through such person’s actual fraud or willful default.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (Registration No. 333-203477), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (Registration No. 333-203477), also provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included on a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on July 30, 2015.

Baonzun Inc.

By:	/s/ Vincent Wenbin Qiu
Name:	Vincent Wenbin Qiu
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Vincent Wenbin Qiu and Beck Zhaoming Chen with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ Vincent Wenbin Qiu		Director and Chief Executive Officer (principal executive officer)	July 30, 2015
Name:	Vincent Wenbin Qiu

/s/ Beck Zhaoming Chen		Chief Financial Officer (principal financial and accounting officer)	July 30, 2015
Name:	Beck Zhaoming Chen

/s/ Junhua Wu		Director	July 30, 2015
Name:	Junhua Wu

	Signature	Title	Date

/s/ Michael Qingyu Zhang		Director	July 30, 2015
Name:	Michael Qingyu Zhang

/s/ Satoshi Okada		Director	July 30, 2015
Name:	Satoshi Okada

/s/ David McKee Hand		Director	July 30, 2015
Name:	David McKee Hand

/s/ Qian Wu		Director	July 30, 2015
Name:	Qian Wu

/s/ Yiu Pong Chan		Director	July 30, 2015
Name:	Yiu Pong Chan

/s/ Bin Yu		Director	July 30, 2015
Name:	Bin Yu

Law Debenture Corporate Services Inc.		Authorized U.S. Representative	July 30, 2015

/s/ Giselle Manon
Name:	Giselle Manon
Title:	Service of Process Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amended and Restated Memorandum and Articles of Association of (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.2	Specimen Certificate for Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.3*	Deposit Agreement dated May 27, 2015 among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder

5.1*	Opinion of Maples and Calder, counsel to the Registrant, regarding the legality of the Ordinary Shares

10.1	2014 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

10.2	2015 Share Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

*	Filed herewith.